As filed with the Securities and Exchange Commission on May 13, 2009

Registration No. 033-83038
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________________ POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 —————————————
STERLING CONSTRUCTION COMPANY, INC. (Formerly known as Oakhurst Capital, Inc.) (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	25-1655321 (I.R.S. Employer Identification No.)
20810 Fernbush Lane Houston, Texas (Address of principal executive offices)	77073 (Zip Code)
Stock Option Agreements Dated August 29, 1991 (Full title of the plan)
Roger M. Barzun General Counsel 20810 Fernbush Lane Houston, Texas 77073 (Name and address of agent for service)
(281) 821-9091 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
[ ] Large accelerated filer
[√] Accelerated filer
[ ] Non-accelerated filer (Do not check if a smaller reporting company)
[ ] Smaller reporting company

Explanatory Note

Pursuant to a registration statement on Form S-8 (Registration No. 033-83038) Sterling Construction Company, Inc. (then known as Oakhurst Capital, Inc.) (the "Company") registered 179,393 shares of its common stock, $0.01 par value per share, issuable pursuant to eight substantially similar stock option agreements dated August 29, 1991 (together, the "Plan.")

All options granted under the Plan have either expired or been exercised, and no more stock options or stock grants will be made under the Plan.  Pursuant to an undertaking made by the Company in the registration statement, the Company is filing this Post-Effective Amendment No. 1 for the purpose of removing from registrations those shares of common stock not issued under the Plan.

_______________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas on May 13, 2009.

Sterling Construction Company, Inc.

By:/s/ Patrick T. Manning
Patrick T. Manning
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patrick T. Manning Patrick T. Manning	Chairman of the Board of Directors; Chief Executive Officer (principal executive officer)	May 13, 2009
/s/ Joseph P. Harper, Sr. Joseph P. Harper, Sr.	President, Treasurer & Chief Operating Officer; Director	May 13, 2009
/s/ James H. Allen, Jr. James H. Allen, Jr.	Senior Vice President & Chief Financial Officer; (principal accounting and principal financial officer)	May 13, 2009
/s/ Maarten D. Hemsley Maarten D. Hemsley	Director	May 13, 2009
/s/ John D. Abernathy John D. Abernathy	Director	May 13, 2009
/s/ Robert W. Frickel Robert W. Frickel	Director	May 13, 2009
/s/ Donald P. Fusilli, Jr. Donald P. Fusilli, Jr.	Director	May 13, 2009
/s/ Christopher H. B. Mills Christopher H. B. Mills	Director	May 13, 2009
/s/ Milton L. Scott Milton L. Scott	Director	May 13, 2009
/s/ David R. A. Steadman David R. A. Steadman	Director	May 13, 2009